DENNY’S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2023

SPARTANBURG, S.C., February 13, 2024 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its fourth quarter and full year ended December 27, 2023 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "We were pleased to close out 2023 with solid Denny’s domestic system-wide same-restaurant sales** of 1.3% in the fourth quarter, reflecting sequential improvement throughout the quarter, while also achieving results above the high-end of our previously guided range for the full year. We enter 2024 with growing momentum by focusing on our key strategic levers: a best-in-class breakfast with craveable items, an unbeatable value proposition, and convenience in the form of off-premises options.”

Fourth Quarter 2023 Highlights

•Total operating revenue was $115.4 million compared to $120.8 million in the prior year quarter.
•Denny's domestic system-wide same-restaurant sales** were 1.3% compared to the equivalent fiscal period in 2022, including 1.5% at domestic franchised restaurants and (1.2)% at company restaurants.
•Opened nine franchised restaurants, including one international Denny's location and two Keke's locations.
•Completed five Denny's franchised restaurant remodels.
•Operating income was $7.7 million compared to $17.6 million in the prior year quarter.
•Franchise Operating Margin* was $31.5 million, or 51.4% of franchise and license revenue, and Company Restaurant Operating Margin* was $5.4 million, or 10.0% of company restaurant sales.
•Net income was $2.9 million, or $0.05 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $7.8 million and $0.14, respectively.
•Adjusted EBITDA* was $18.6 million.
•Cash provided by (used in) operating, investing, and financing activities was $21.4 million, ($4.5) million, and ($12.9) million, respectively.
•Adjusted Free Cash Flow* was $7.4 million.
•Repurchased $16.2 million of common stock.

Full Year 2023 Highlights

•Total operating revenue was $463.9 million compared to $456.4 million in the prior year.
•Denny's domestic system-wide same-restaurant sales** were 3.6% compared to the equivalent fiscal period in 2022, including 3.6% at domestic franchised restaurants and 2.7% at company restaurants.
•Opened 32 franchised restaurants, including 11 international Denny's locations and 4 Keke's locations.
•Completed 22 Denny's remodels including 21 franchised restaurants.
•Operating income was $52.8 million compared to $60.6 million in the prior year.
•Franchise Operating Margin* was $125.9 million, or 50.7% of franchise and license revenue, and Company Restaurant Operating Margin* was $27.9 million, or 13.0% of company restaurant sales.
•Net income was $19.9 million, or $0.35 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $32.9 million and $0.59, respectively.
•Adjusted EBITDA* was $81.5 million.
•Cash provided by (used in) operating, investing, and financing activities was $72.1 million, ($7.6) million, and ($63.2) million, respectively.
•Adjusted Free Cash Flow* was $44.7 million.
•Repurchased $52.1 million of common stock.

Fourth Quarter 2023 Results

Total operating revenue was $115.4 million compared to $120.8 million in the prior year quarter.

Franchise and license revenue was $61.3 million compared to $66.5 million in the prior year quarter. This change was primarily driven by a $5.3 million decrease in initial and other fees associated with the sale of kitchen equipment in the prior year quarter.

Company restaurant sales were $54.0 million compared to $54.4 million in the prior year quarter.

Franchise Operating Margin* was $31.5 million, or 51.4% of franchise and license revenue, compared to $31.6 million, or 47.6%, in the prior year quarter. The favorable change in margin rate resulted from the completion of our kitchen modernization rollout during 2023.

Company Restaurant Operating Margin* was $5.4 million, or 10.0% of company restaurant sales, compared to $6.8 million, or 12.6%, in the prior year quarter. This margin change was primarily due to $1.8 million in legal costs in the current quarter partially offset by improvements in product costs compared to the prior year quarter.

Total general and administrative expenses were $19.3 million, compared to $17.0 million in the prior year quarter. This change was primarily due to increases in corporate administration expense, deferred compensation valuation adjustments and performance-based incentive compensation, partially offset by a reduction in stock-based compensation.

The provision for income taxes was $1.7 million, reflecting an effective tax rate of 36.9% for the quarter. Approximately $2.7 million in cash taxes were paid during the quarter.

Net income was $2.9 million, or $0.05 per diluted share, compared to $12.8 million, or $0.22 per diluted share, in the prior year quarter. This change in net income was primarily due to a $6.7 million impairment loss in the current quarter and $2.3 million of gains related to dedesignated interest rate swap valuation adjustments in the prior year quarter. Adjusted Net Income* per share was $0.14 compared to $0.18 in the prior year quarter.

The Company ended the quarter with $266.0 million of total debt outstanding, including $255.5 million of borrowings under its credit facility.

Adjusted Free Cash Flow* and Capital Allocation

Adjusted Free Cash Flow* in the quarter was $7.4 million after investing $4.5 million in cash capital expenditures, including facilities maintenance.

During the quarter, the Company allocated $16.2 million to share repurchases resulting in approximately $100.4 million remaining under its existing repurchase authorization.

Business Outlook

The following full year 2024 expectations reflect management's expectations that the current consumer and economic environment will not change materially.

•Denny's domestic system-wide same-restaurant sales** between 0% and 3%
•Consolidated restaurant openings of 40 to 50, including 12 to 16 new Keke's restaurants , with a consolidated net decline of 10 to 20.
•Commodity inflation between 0% and 2%.
•Labor inflation between 4% and 5%.
•Total general and administrative expenses between $83 million and $86 million , including approximately $12 million related to share-based compensation expense which does not impact Adjusted EBITDA*.
•Adjusted EBITDA* between $85 million and $89 million.

*    Please refer to the Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below. The Company is not able to reconcile the forward-looking non-GAAP estimate set forth above to its most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

** Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the fourth quarter ended December 27, 2023 on its quarterly investor conference call today, Tuesday, February 13, 2024 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of December 27, 2023, the Company consisted of 1,631 restaurants, 1,558 of which were franchised and licensed restaurants and 73 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of December 27, 2023, the Denny's brand consisted of 1,573 global restaurants, 1,508 of which were franchised and licensed restaurants and 65 of which were company operated. As of December 27, 2023, the Keke's brand consisted of 58 restaurants, 50 of which were franchised restaurants and 8 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2022 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:    877-784-7167

Media Contact:    864-597-8005

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	12/27/23	12/28/22
Assets
Current assets
Cash and cash equivalents	$4,893	$3,523
Investments	1,281	1,746
Receivables, net	21,391	25,576
Inventories	2,175	5,538
Assets held for sale	1,455	1,403
Prepaid and other current assets	12,855	12,529
Total current assets	44,050	50,315
Property, net	93,494	94,469
Finance lease right-of-use assets, net	6,098	6,499
Operating lease right-of-use assets, net	116,795	126,065
Goodwill	65,908	72,740
Intangible assets, net	93,428	95,034
Deferred financing costs, net	1,702	2,337
Other noncurrent assets	43,343	50,876
Total assets	$464,818	$498,335

Liabilities
Current liabilities
Current finance lease liabilities	$1,383	$1,683
Current operating lease liabilities	14,779	15,310
Accounts payable	24,070	19,896
Other current liabilities	63,068	56,762
Total current liabilities	103,300	93,651
Long-term liabilities
Long-term debt	255,500	261,500
Noncurrent finance lease liabilities	9,150	9,555
Noncurrent operating lease liabilities	114,451	123,404
Liability for insurance claims, less current portion	6,929	7,324
Deferred income taxes, net	6,582	7,419
Other noncurrent liabilities	31,592	32,598
Total long-term liabilities	424,204	441,800
Total liabilities	527,504	535,451

Shareholders' deficit
Common stock	529	650
Paid-in capital	6,688	142,136
Deficit	(21,784)	(41,729)
Accumulated other comprehensive loss, net	(41,659)	(42,697)
Treasury stock	(6,460)	(95,476)
Total shareholders' deficit	(62,686)	(37,116)
Total liabilities and shareholders' deficit	$464,818	$498,335

Debt Balances
Credit facility revolver due 2026	$255,500	$261,500
Finance lease liabilities	10,533	11,238
Total debt	$266,033	$272,738

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	12/27/23	12/28/22
Revenue:
Company restaurant sales	$54,046	$54,399
Franchise and license revenue	61,307	66,450
Total operating revenue	115,353	120,849
Costs of company restaurant sales, excluding depreciation and amortization	48,646	47,554
Costs of franchise and license revenue, excluding depreciation and amortization	29,795	34,814
General and administrative expenses	19,255	16,985
Depreciation and amortization	3,507	3,810
Goodwill impairment charges	6,363	—
Operating (gains), losses and other charges, net	63	46
Total operating costs and expenses, net	107,629	103,209
Operating income	7,724	17,640
Interest expense, net	4,309	4,240
Other nonoperating income, net	(1,182)	(2,714)
Income before income taxes	4,597	16,114
Provision for income taxes	1,695	3,343
Net income	$2,902	$12,771

Net income per share - basic	$0.05	$0.22
Net income per share - diluted	$0.05	$0.22

Basic weighted average shares outstanding	53,648	58,406
Diluted weighted average shares outstanding	53,893	58,480

Comprehensive income (loss)	$(10,997)	$13,377

General and Administrative Expenses
Corporate administrative expenses	$16,420	$13,812
Share-based compensation	403	1,933
Incentive compensation	1,305	866
Deferred compensation valuation adjustments	1,127	374
Total general and administrative expenses	$19,255	$16,985

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Fiscal Year Ended
($ in thousands, except per share amounts)	12/27/23	12/28/22
Revenue:
Company restaurant sales	$215,532	$199,753
Franchise and license revenue	248,390	256,676
Total operating revenue	463,922	456,429
Costs of company restaurant sales, excluding depreciation and amortization	187,599	179,458
Costs of franchise and license revenue, excluding depreciation and amortization	122,452	135,327
General and administrative expenses	77,770	67,173
Depreciation and amortization	14,385	14,862
Goodwill impairment charges	6,363	—
Operating (gains), losses and other charges, net	2,530	(1,005)
Total operating costs and expenses, net	411,099	395,815
Operating income	52,823	60,614
Interest expense, net	17,597	13,769
Other nonoperating expense (income), net	8,288	(52,585)
Income before income taxes	26,938	99,430
Provision for income taxes	6,993	24,718
Net income	$19,945	$74,712

Net income per share - basic	$0.36	$1.23
Net income per share - diluted	$0.35	$1.23

Basic weighted average shares outstanding	55,984	60,771
Diluted weighted average shares outstanding	56,196	60,879

Comprehensive income	$20,983	$86,485

General and Administrative Expenses
Corporate administrative expenses	$60,339	$52,115
Share-based compensation	8,880	11,400
Incentive compensation	6,640	5,811
Deferred compensation valuation adjustments	1,911	(2,153)
Total general and administrative expenses	$77,770	$67,173

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income, net income per share, net cash provided by operating activities, or other financial performance and liquidity measures prepared in accordance with GAAP.

	Quarter Ended		Fiscal Year Ended
($ in thousands)	12/27/23	12/28/22	12/27/23	12/28/22
Net income	$2,902	$12,771	$19,945	$74,712
Provision for income taxes	1,695	3,343	6,993	24,718
Goodwill impairment charges	6,363	—	6,363	—
Operating (gains), losses and other charges, net	63	46	2,530	(1,005)
Other nonoperating (income) expense, net	(1,182)	(2,714)	8,288	(52,585)
Share-based compensation expense	403	1,933	8,880	11,400
Deferred compensation plan valuation adjustments	1,127	374	1,911	(2,153)
Interest expense, net	4,309	4,240	17,597	13,769
Depreciation and amortization	3,507	3,810	14,385	14,862
Cash payments for restructuring charges and exit costs	(626)	(402)	(2,291)	(1,067)
Cash payments for share-based compensation	—	—	(3,131)	(5,147)
Adjusted EBITDA	$18,561	$23,401	$81,470	$77,504

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures (Continued)
(Unaudited)
	Quarter Ended		Fiscal Year Ended
($ in thousands)	12/27/23	12/28/22	12/27/23	12/28/22
Net cash provided by operating activities	$21,357	$14,502	$72,125	$39,452
Capital expenditures	(4,479)	(1,698)	(9,978)	(11,844)
Acquisition of real estate and restaurant(1)	—	—	(1,227)	(750)
Cash payments for restructuring charges and exit costs	(626)	(402)	(2,291)	(1,067)
Cash payments for share-based compensation	—	—	(3,131)	(5,147)
Deferred compensation plan valuation adjustments	1,127	374	1,911	(2,153)
Other nonoperating expense (income), net	(1,182)	(2,714)	8,288	(52,585)
Gains (losses) on investments	26	(16)	85	(305)
Gains (losses) on early termination of debt and leases	(17)	8	(17)	37
Amortization of deferred financing costs	(159)	(159)	(635)	(634)
Gains (losses) and amortization on interest rate swap derivatives, net	(121)	2,311	(10,959)	54,989
Interest expense, net	4,309	4,240	17,597	13,769
Cash interest expense, net (2)	(4,028)	(3,925)	(16,420)	(14,923)
Deferred income tax benefit (expense)	2,072	937	1,703	(14,732)
Increase in tax valuation allowance	(205)	(546)	(205)	(546)
Provision for income taxes	1,695	3,343	6,993	24,718
Income taxes paid, net	(2,664)	(3,135)	(9,195)	(9,296)
Changes in operating assets and liabilities, excluding acquisitions and dispositions
Receivables	4,331	1,104	(3,904)	5,892
Inventories	(178)	(3,406)	(3,362)	460
Other current assets	1,037	2,821	325	1,138
Other noncurrent assets	1,607	5,318	2,509	2,129
Operating lease assets and liabilities	149	136	628	696
Accounts payable	(11,111)	(7,033)	(4,032)	(3,918)
Other accrued liabilities	(4,675)	5,315	(3,356)	8,798
Other noncurrent liabilities	(875)	(2,732)	1,198	6,513
Adjusted Free Cash Flow	$7,390	$14,643	$44,650	$40,691

(1)
For the year-to-date period ended December 27, 2023, amount includes cash paid for the acquisition of a piece of real estate. For the year-to-date period ended December 28, 2022, amount includes cash paid for the acquisition of a Denny's franchise restaurant and excludes cash paid for the acquisition of Keke's.

(2)	Includes cash interest income, net for the quarter and year-to-date period ended December 27, 2023, and cash receipts of $0.2 million for dedesignated interest rate swap derivatives for the year-to-date period ended December 27, 2023. Includes cash interest expense (income), net and cash (receipts) payments of $(0.1) million and $1.8 million for dedesignated interest rate swap derivatives for the quarter and year-to-date period ended December 28, 2022, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures (Continued)
(Unaudited)
	Quarter Ended		Fiscal Year Ended
($ in thousands, except per share amounts)	12/27/23	12/28/22	12/27/23	12/28/22
Adjusted EBITDA	$18,561	$23,401	$81,470	$77,504
Cash interest expense, net (1)	(4,028)	(3,925)	(16,420)	(14,923)
Cash paid for income taxes, net	(2,664)	(3,135)	(9,195)	(9,296)
Cash paid for capital expenditures (2)	(4,479)	(1,698)	(11,205)	(12,594)
Adjusted Free Cash Flow	$7,390	$14,643	$44,650	$40,691

Net income	$2,902	$12,771	$19,945	$74,712
(Gains) losses and amortization on interest rate swap derivatives, net	121	(2,311)	10,959	(54,989)
Gains on sales of assets and other charges, net	(88)	(67)	(2,220)	(3,378)
Impairment charges (3)	6,737	—	8,577	963
Tax effect (4)	(1,872)	152	(4,329)	14,294
Adjusted Net Income	$7,800	$10,545	$32,932	$31,602

Diluted weighted average shares outstanding	53,893	58,480	56,196	60,879

Net Income Per Share - Diluted	$0.05	$0.22	$0.35	$1.23
Adjustments Per Share	0.09	(0.04)	0.24	(0.71)
Adjusted Net Income Per Share	$0.14	$0.18	$0.59	$0.52

(1)	Includes cash interest income, net for the quarter and year-to-date period ended December 27, 2023, and cash receipts of $0.2 million for dedesignated interest rate swap derivatives for the year-to-date period ended December 27, 2023. Includes cash interest expense (income), net and cash (receipts) payments of $(0.1) million and $1.8 million for dedesignated interest rate swap derivatives for the quarter and year-to-date period ended December 28, 2022, respectively.
(2)
For the year-to-date period ended December 27, 2023, amount includes cash paid for capital expenditures and the acquisition of a piece of real estate. For the year-to-date period ended December 28, 2022, amount includes cash paid for capital expenditures and the acquisition of a Denny's franchise restaurant, and excludes cash paid for the acquisition of Keke's.

(3)	Impairment charges include goodwill impairment charges of $6.4 million for the quarter and year-to-date period ended December 27, 2023.
(4)
Tax adjustments for the quarter and year-to-date period ended December 27, 2023 reflect effective tax rates of 27.7% and 25.0%, respectively. Tax adjustments for the quarter and year-to-date period ended December 28, 2022 reflect effective tax rates of 6.4% and 24.9%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with GAAP. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items and are not indicative of the overall results for the Company.

	Quarter Ended		Fiscal Year Ended
($ in thousands)	12/27/23	12/28/22	12/27/23	12/28/22
Operating income	$7,724	$17,640	$52,823	$60,614
General and administrative expenses	19,255	16,985	77,770	67,173
Depreciation and amortization	3,507	3,810	14,385	14,862
Goodwill impairment charges	6,363	—	6,363	—
Operating (gains), losses and other charges, net	63	46	2,530	(1,005)
Restaurant-level Operating Margin	$36,912	$38,481	$153,871	$141,644

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$5,400	$6,845	$27,933	$20,295
Franchise Operating Margin (2)	31,512	31,636	125,938	121,349
Restaurant-level Operating Margin	$36,912	$38,481	$153,871	$141,644

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	12/27/23		12/28/22
Company restaurant operations: (1)
Company restaurant sales	$54,046	100.0%	$54,399	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	13,993	25.9%	14,743	27.1%
Payroll and benefits	20,184	37.3%	20,814	38.3%
Occupancy	4,699	8.7%	3,838	7.1%
Other operating costs:
Utilities	1,811	3.4%	2,062	3.8%
Repairs and maintenance	994	1.8%	1,071	2.0%
Marketing	1,396	2.6%	1,417	2.6%
Legal settlements	1,827	3.4%	1	0.0%
Other direct costs	3,742	6.9%	3,608	6.6%
Total costs of company restaurant sales, excluding depreciation and amortization	$48,646	90.0%	$47,554	87.4%
Company restaurant operating margin (non-GAAP) (2)	$5,400	10.0%	$6,845	12.6%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$30,025	49.0%	$29,615	44.6%
Advertising revenue	19,676	32.1%	19,284	29.0%
Initial and other fees	2,888	4.7%	8,227	12.4%
Occupancy revenue	8,718	14.2%	9,324	14.0%
Total franchise and license revenue	$61,307	100.0%	$66,450	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$19,676	32.1%	$19,284	29.0%
Occupancy costs	5,307	8.7%	5,739	8.6%
Other direct costs	4,812	7.8%	9,791	14.7%
Total costs of franchise and license revenue, excluding depreciation and amortization	$29,795	48.6%	$34,814	52.4%
Franchise operating margin (non-GAAP) (2)	$31,512	51.4%	$31,636	47.6%

Total operating revenue (4)	$115,353	100.0%	$120,849	100.0%
Total costs of operating revenue (4)	78,441	68.0%	82,368	68.2%
Restaurant-level operating margin (non-GAAP) (4)(2)	$36,912	32.0%	$38,481	31.8%

Other operating expenses: (4)(2)
General and administrative expenses	$19,255	16.7%	$16,985	14.1%
Depreciation and amortization	3,507	3.0%	3,810	3.2%
Goodwill impairment charges	6,363	5.5%	—	—%
Operating losses and other charges, net	63	0.1%	46	0.0%
Total other operating expenses	$29,188	25.3%	$20,841	17.2%

Operating income (4)	$7,724	6.7%	$17,640	14.6%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Fiscal Year Ended
($ in thousands)	12/27/23		12/28/22
Company restaurant operations: (1)
Company restaurant sales	$215,532	100.0%	$199,753	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	55,789	25.9%	53,617	26.8%
Payroll and benefits	80,666	37.4%	76,412	38.3%
Occupancy	17,080	7.9%	15,154	7.6%
Other operating costs:
Utilities	7,848	3.6%	7,273	3.6%
Repairs and maintenance	3,661	1.7%	3,874	1.9%
Marketing	5,603	2.6%	5,294	2.7%
Legal settlements	2,302	1.1%	4,224	2.1%
Other direct costs	14,650	6.8%	13,610	6.8%
Total costs of company restaurant sales, excluding depreciation and amortization	$187,599	87.0%	$179,458	89.8%
Company restaurant operating margin (non-GAAP) (2)	$27,933	13.0%	$20,295	10.2%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$120,131	48.4%	$113,891	44.4%
Advertising revenue	78,494	31.6%	75,926	29.6%
Initial and other fees	13,882	5.6%	28,262	11.0%
Occupancy revenue	35,883	14.4%	38,597	15.0%
Total franchise and license revenue	$248,390	100.0%	$256,676	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$78,494	31.6%	$75,926	29.6%
Occupancy costs	22,160	8.9%	24,090	9.4%
Other direct costs	21,798	8.8%	35,311	13.8%
Total costs of franchise and license revenue, excluding depreciation and amortization	$122,452	49.3%	$135,327	52.7%
Franchise operating margin (non-GAAP) (2)	$125,938	50.7%	$121,349	47.3%

Total operating revenue (4)	$463,922	100.0%	$456,429	100.0%
Total costs of operating revenue (4)	310,051	66.8%	314,785	69.0%
Restaurant-level operating margin (non-GAAP) (4)(2)	$153,871	33.2%	$141,644	31.0%

Other operating expenses: (4)(2)
General and administrative expenses	$77,770	16.8%	$67,173	14.7%
Depreciation and amortization	14,385	3.1%	14,862	3.3%
Goodwill impairment charges	6,363	1.4%	—	—%
Operating (gains), losses and other charges, net	2,530	0.5%	(1,005)	(0.2)%
Total other operating expenses	$101,048	21.8%	$81,030	17.8%

Operating income (4)	$52,823	11.4%	$60,614	13.3%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's (2)
Changes in Same-Restaurant Sales (1)	Quarter Ended		Fiscal Year Ended		Quarter Ended		Fiscal Year Ended
(Increase vs. prior year)	12/27/23	12/28/22	12/27/23	12/28/22	12/27/23	12/28/22	12/27/23	12/28/22
Company Restaurants	(1.2)%	6.0%	2.7%	10.4%	0.7%	N/A	(1.1)%	N/A
Domestic Franchise Restaurants	1.5%	1.7%	3.6%	6.0%	(3.8)%	N/A	(4.4)%	N/A
Domestic System-wide Restaurants	1.3%	2.0%	3.6%	6.3%	(3.1)%	N/A	(3.9)%	N/A

Average Unit Sales
($ in thousands)
Company Restaurants	$770	$776	$3,073	$2,985	$429	$438	$1,796	$772
Franchised Restaurants	$467	$448	$1,843	$1,729	$432	$453	$1,828	$802

(1)
Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

(2)	Effective July 20, 2022, the Company acquired Keke's, as such data for the quarter and year-to-date period ended December 28, 2022 only represent post-acquisition results.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units September 27, 2023	66	1,522	1,588	8	48	56
Units Opened	—	7	7	—	2	2
Units Closed	(1)	(21)	(22)	—	—	—
Net Change	(1)	(14)	(15)	—	2	2
Ending Units December 27, 2023	65	1,508	1,573	8	50	58

Equivalent Units
Fourth Quarter 2023	65	1,512	1,577	8	50	58
Fourth Quarter 2022	65	1,543	1,608	8	46	54
Net Change	—	(31)	(31)	—	4	4

Ending Units December 28, 2022	66	1,536	1,602	8	46	54
Units Opened	—	28	28	—	4	4
Units Closed	(1)	(56)	(57)	—	—	—
Net Change	(1)	(28)	(29)	—	4	4
Ending Units December 27, 2023	65	1,508	1,573	8	50	58

Equivalent Units
Year-to-Date 2023	65	1,522	1,587	8	48	56
Year-to-Date 2022	65	1,561	1,626	4	20	24
Net Change	—	(39)	(39)	4	28	32